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                                                                    Exhibit 10.8
                                                                 January 3, 2002

                      AMENDED AND RESTATED PROMISSORY NOTE

$1,239,233.00

         FRESH AMERICA CORP., a Texas corporation ("Maker"), for value received, hereby promises to pay to the order of LARRY H. MARTIN, an individual residing in Tarrant County, Texas, or his successors and permitted assigns (individually and collectively, the "Holder") the principal sum of. One Million Two Hundred Thirty-Nine Thousand Two Hundred Thirty Three Dollars and 00/100 cents ($1,239,233.00) and to pay interest (computed on a "simple interest" basis and on the basis of a 365/366 day year) on the unpaid principal balance of this Amended and Restated Promissory Note (together with any Replacement Note issued pursuant to Section 3, this "Note") as set forth herein.

1.       Terms of this Note.

         1.1 Principal and Interest. The principal of this Note will be due and payable in cash in its entirety on the earlier to occur of (i) January 7, 2003 or (ii) the date of payment or refinancing in full of the Senior Indebtedness (the earlier of such dates being hereinafter referred to as the "Maturity Date"). The unpaid principal balance of this Note shall bear interest from and afterJanuary 7, 2002 until paid at a rate equal to five percent (5%) per annum. Interest shall be calculated monthly on the unpaid principal balance of this Note to the date of payment and shall be paid quarterly in arrears on the last day of March, June, September and December commencing on March 31, 2002.

         For purposes of this Note, the tern "Senior Indebtedness" shall mean and include all indebtedness, obligations and liabilities of the Maker, whether currently outstanding or hereafter incurred, under that certain Restated Business Loan Agreement (the "Bank of America Loan Agreement") dated as of February 2, 1998, by and between the Maker and Bank of America, N.A., a national banking association, which Bank of America Loan Agreement was assigned to Endeavour LLC. ("Endeavour") on or about November 2001. The term "Senior Indebtedness" includes all assignments, amendments, modifications, revisions, renewals and' extensions of the Bank of America Loan Agreement occurring prior to and following the date hereof.

         This Note is being executed and delivered to evidence Maker's obligations to Holder pursuant to the terms of that certain Stock Purchase Agreement dated December 19, 1997, by and among Holder, Hereford Haven, Inc. and the Maker (as amended, modified or restated from Time to time, the "Stock Purchase Agreement"), and represents the unpaid cash payment (the "Deferred Purchase Price Payment") currently due and payable by Maker to Holder thereunder.

         1.2 Payments. All payments on or in respect of this Note will be made in such coin and currency of the United States as at he time of payment is legal tender for the payment of public and private debts, by cashier's check, delivered to the Holder's place of business at the address set forth Herein, or, at the option of the Holder, in such manner and at such other place in the United States as the Holder shall have designated to the Maker in writing pursuant to the provisions of this Note.

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         1.3 Conformance with Laws. Notwithstanding any other term of this Note to the contrary, it is the intention of the Maker and the Holder to conform strictly to any applicable usury laws. Accordingly, if the Holder charges or receives any consideration that constitutes interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"), then such excess will be canceled automatically and if previously paid will, at the Holder's option, be applied to the outstanding principal amount under this Note or refunded to the Maker. In determining whether any interest exceeds the Maximum Rate, such interest will, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the term of this Note. All agreements made in this Note are expressly limited so that in no event whatsoever, whether by reason of advancement of the Proceeds of this Note, acceleration of maturity of the unpaid balance of this Note or otherwise, will the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced under this Note exceed an amount calculated at the Maximum Rate. If any circumstances whatsoever, including the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced by this Note, will involve the payment of interest in excess of an amount calculated at the Maximum Rate, then, ipso facto, the obligation to, pay interest under this Note will be reduced to such amount. This Section will control every other provision in any and all other agreements and instruments existing or hereafter arising between the Maker and the Holder with respect to the indebtedness evidenced by this Note.

         1.4 Prepayment. This Note may not be prepaid by the Maker without the prior consent of the Holder and the holder(s) of Senior Indebtedness. Any prepayment to which the Holder consents will be applied first against accrued and unpaid expenses owing under this Note (if any), then against accrued and unpaid interest then payable pursuant to the provisions of this Note, and then against unpaid principal.

         1.5 Waivers. The Maker waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the Holder to exercise any of its rights under this Note in any particular instance will not constitute a waiver of the same or any other right in that or any subsequent instance. If this Note is placed in the hands of an attorney for collection, or if the Holder incurs any costs incident to the collection of the indebtedness evidenced by this Note, then the Maker will pay to the Holder an amount equal to all such costs, including all actual reasonable attorneys' fees and expenses and all court costs.

         1.6 Collateral Assignment of Note. Each of the Maker and the Holder hereby acknowledge and agree that this Note is subject to the terms and conditions of that certain Collateral Assignment of Note dated as of September 5, 2001 by and among North Texas Opportunity Fund LP ("NTOF"), the Maker and the Holder (as amended from. time to time, the "Collateral Assignment Agreement").

2.       Events of Default and Remedies.

         2.1 Events of Default. An "Event of Default" will exist if any of the following occurs and is continuing:

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                  (a) the Maker fails to make any payment of principal or any other payment obligation of any nature pursuant to this Note, when and as the same will become due and payable, whether by acceleration or otherwise; or

                  (b) the Maker defaults in the performance or observance of any other covenant, condition, undertaking or agreement contained in this Note, and such default continues for five (5) days without being cured after notice of such breach is given to the Maker by the Holder; or

                  (c) the Maker fails to pay when due any amounts owing to Holder or Holder's affiliates for produce purchased by Maker from Holder or its affiliates, and such failure to pay continues for fifteen
         (15) days without being cured after notice of such failure is given to the Maker by Holder; or

                  (d) the Maker (i) files a petition seeking relief for itself under the United States Bankruptcy Code, as now constituted or hereafter amended, or files an answer consenting to, admitting the material allegations of or otherwise not controverting, or fails to timely controvert a petition filed against it seeking relief under the United States Bankruptcy Code, as now constituted or hereafter amended or (ii) files such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States or any State thereof or of any other country having jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                  (e) an order for relief is entered against the Maker under the United States Bankruptcy Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging the Maker bankrupt or insolvent under, or ordering relief against it or them under, or approving a properly filed petition seeking relief against it or them under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Maker or of any substantial part of its or their property, or ordering the reorganization, winding-up or liquidation of its or their affairs, or upon the expiration of ninety (90) days after the filing of any involuntary petition against the Maker seeking any of the relief specified in this subsection (d) or the preceding subsection
         (c) without the petition being dismissed prior to that time; or

                  (f) the Maker (i) makes a general assignment for the benefit of creditors, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of all or a substantial part of its property, (iii) admits its insolvency or inability to pay its debts generally as such debts become due, (iv) fails generally to pay its debts as such debts become due or
         (v) takes (or permits or

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         suffers its board of directors or majority stockholder to take) any action looking to its dissolution or liquidation.

         2.2      Remedies.

                  (a) In case any one or more of the Events of Default specified in Section 2.1 has occurred and is continuing, the Holder will have the right to accelerate payment of the entire principal of, and all interest (if any) accrued on, this Note, and, upon such acceleration, this Note will thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and the Maker will forthwith pay to the Holder the entire outstanding principal of this Note. With respect to an Event of Default under Section 2.1(d), (e) or (f), acceleration will be automatic.

                  (b) In case any one or more of the Events of Default specified in Section 2.1 has occurred and is continuing, the Holder also may, upon demand, in addition to the interest described in Section 1.1 and the Holder's other rights and remedies under this Note, assess the Maker a default rate of interest (the "Default Interest Rate") on the outstanding principal balance of this Note and all accrued and unpaid interest. The Default Interest Rate will be equal to the highest rate permitted by applicable law (but if no specific highest rate is established by applicable law, the Default Interest Rate shall be 18% per annum), for the period commencing the date upon which the specified Event of Default occurred until such time as that Event of Default is cured or otherwise remedied. Interest at the Default Interest Rate will be in addition to the interest otherwise payable under this Note.

                  (c) The Holder may further proceed to protect and enforce its rights with respect to this Note either by suit, in equity and/or by action at law, or by other appropriate proceedings, whether for specific performance (to the extent permitted by applicable law or equitable principles) of any covenant or agreement contained in this Note, or in aid of the exercise of any power granted in this Note, or may proceed to enforce payment of this Note or to enforce any other legal or equitable right of the Holder.

                  (d) No course of dealing on the part of the Holder or any delay or failure on the part of the Holder to exercise any right will operate as a waiver of such right or otherwise prejudice the Holder's rights, powers and remedies.

3.       Notations of Payment; Registration, Transfer and Replacement of Note.

                  (a) Notation of Note on Payment. Upon any partial payment of
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         this Note, the Holder shall use its reasonable best efforts to, at its option:

                           1. surrender this Note to the Maker upon receipt from
                  the Maker of a new promissory note (a "Replacement Note") in a principal amount equal to the principal amount remaining unpaid on the surrendered Note and consistent with the terms of this Note;

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                           2. make this Note available to the Maker for notation
                  thereon of the portion of the principal so paid; or

                           3. mark this Note with a notation thereon of the
                  portion of the principal so paid;

         provided, however, that any error in the notation of the principal
         -----------------
         amount of this Note that has been partially prepaid shall not affect the Maker's obligations with respect to the payment of the actual remaining principal amount of this Note. If the entire principal amount of this Note is paid, then, at the request of the Maker following such payment, this Note shall be surrendered to the Maker for cancellation and shall not be reissued, and no Replacement Note shall be issued in lieu of the paid principal amount of such Note.

                  (b) Registration of Note. The Maker will keep at its office, a
                      --------------------
         register for the registration and transfer of this Note. The name and address of each Holder, each transfer of this Note and the name and address of each transferee of this Note shall be registered in the applicable register. The person or entity in whose name this Note is registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Maker shall not be affected by any notice or knowledge to the contrary.

                  (c) Sale or Transfer of Note. Neither this Note nor any of the
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         rights, interests or obligations under this Note may be assigned, sold, pledged, exchanged or otherwise transferred (collectively, "Transferred") by either the Maker or the Holder without the prior written consent of the other party; provided, however, that the Holder
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         may transfer this Note if, pursuant to one or more written instruments in form and substance reasonably satisfactory to NTOF, (i) the applicable Transferee acknowledges that this Note is subject to the terms and conditions of the Collateral Assignment Agreement and (ii) the Holder agrees to pay NTOF all or such portion of the proceeds of such transfer as are necessary to pay in full any and all obligations of the Holder then outstanding under that certain Amended and Restated Secured Promissory Note, dated of even date herewith, executed by the Holder in favor of NTOF.

                  (d) Replacement of Note. Upon receipt by the Maker from the
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         Holder of evidence reasonably, satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and

                           1. in the case of loss, theft or destruction, of
                  indemnity reasonably satisfactory to such the Maker (provided,
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                  however, that if the Holder is an institutional investor of
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                  reasonably satisfactory financial standing, then such Holder's own unsecured agreement of indemnity shall be deemed to be satisfactory for such purpose); or

                           2. in the case of mutilation, upon surrender and
                  cancellation thereof; the Maker at its own expense will execute and, within five (5) business days after-such receipt, deliver, in lieu thereof, a Replacement Note that will be dated and bear interest from the date through which interest shall have been paid on such

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                  lost, stolen, destroyed or mutilated Note or that will be
                  dated and bear interest from the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

4.       Miscellaneous.

         4.1 Jurisdiction. Any action or proceeding seeking to enforce any provision of this Note must be brought in any, of the courts of the State of Texas sitting in Tarrant County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the Maker and the Holder consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue in such courts. If the Holder commences any action or proceeding seeking to enforce any provision of this Note in any, other jurisdiction, then the Maker will be entitled to have such action or proceeding transferred to one of the jurisdictions described above, or, if such transfer may not be accomplished under applicable law, then to have such action or proceeding dismissed without prejudice.

         4.2 Amendment and Waiver. This Note may be amended, and the observance of any term of this Note may be waived or consented to, with and only with the written consent of the Maker and the Holder; provided, however, that no such amendment shall adversely affect the rights of the holders of Senior Indebtedness without the written consent of such holders.

         4.3 Waiver. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Note will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver of any provision of this Note shall be made pursuant to the provisions of Section 4.6.

         4.4 Press Releases and Public Announcements. Neither the Holder nor the Maker may issue any press release or make any public announcement or other disclosure (each a "Communication") relating to the subject matter of this Note without prior written approval of: (a) in the event of a Communication by the Maker, the Holder, and (b) in the event of a Communication by the Holder, the Maker. Whenever practicable, all Communications will be made jointly by the Maker and the Holder; provided, however, that each of the Maker and the Holder
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may make any Communication that it believes in good faith is required by applicable law (in which case the disclosing party will advise the other party prior to making such Communication).

         4.5 Additional Agreements. Subject to the terms and conditions of this Note, each of the Maker and the Holder agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and to make effective the transactions contemplated by this Note. If at any time after the date of this Note any further action is necessary or desirable to carry out the purposes of this Note, then the proper officers and directors of the Holder and the Maker will take all such necessary action.

         4.6 Notices. All notices and other communications under this Note must be in writing and will be deemed given (a) when received if delivered personally or by courier (with

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written confirmation of receipt), (b) on the date of transmission if sent by facsimile (with written confirmation of receipt), or (c) five (5) days after being deposited in the mail if sent by registered or certified mail (postage prepaid, return receipt requested) to the Holder or the Maker, as the case may be, at the following addresses (or at such other address as may be specified in a notice in accordance with this Section):

                  If to the Maker:

                  Fresh America Corp.
                  6600 LBJ Freeway, Suite 180
                  Dallas, Texas  75240
                  Attention: Chief Executive Officer
                  Fax No.: (972) 774-0515

                  If to the Holder:

                  Larry H. Martin
                  2729 Sunrise Drive
                  Arlington, Texas  76006

                  with a copy to:

                  Murphy Mahon Kefller & Farrier, L.L.P.
                  120 W. 3rd Street, Suite 300
                  Fort Worth, Texas  76102
                  Fax No.:  (817) 877-3668

         4.7 Assignment; Third Party Beneficiaries. This Note will be binding upon and inure to the benefit of the Maker and the Holder, and each of their respective successors and permitted assigns. This Note is not intended to confer any rights or remedies upon any person except the Maker, the Holder, NTOF and the holder(s) of Senior Indebtedness, and each of their respective successors and permitted assigns.

         4.8 Governing Law. This Note will be governed by the laws of the State of Texas without regard to the conflicts of law principles of any jurisdiction.

         4.9 Headings; Internal References. The article and section headings contained in this Note are solely for reference, and will not affect in anyway the meaning or interpretation of this Note. Any references in this Note to an article, section, paragraph, or clause will be deemed to be a reference to the article, section, paragraph or clause contained in this Note unless expressly stated otherwise. As used in this Note, "including" means "including without limitation."

         4.10 Entire Agreement. This Note has been executed and delivered solely to evidence the Maker's obligations to the Holder in respect of the Deferred Purchase Price Payment and, except for deferring the due date of the Deferred Purchase Price Payment until the Maturity Date, nothing contained in this Note is intended to amend, alter, or modify any of the

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respective rights or obligations of either the Maker or the Holder under or with respect to the transactions contemplated by the Stock Purchase Agreement. In addition, nothing contained in this Note is intended to alter, as between the Holder and the holder(s) of Senior Indebtedness, the relative payment priority of the Senior Indebtedness and the Deferred Purchase Price Payment (regardless of whether such payment priority exists and/or was established by operation of law or by contract).

         4.11 Severability. If any, term, provision, covenant, agreement or restriction of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, agreements and restrictions of this Note will continue in full force and effect and will in no way be affected, impaired or invalidated.

         4.12 Amendment and Restatement. This Note is given in amendment, restatement, modification and extension (but not in extinguishment or novation of the indebtedness evidenced by that certain Promissory Note dated September 5, 2001 in the original principal amount of $1,239,233, executed by Maker and payable to the order of the Holder. Maker agrees to notify Holder of any assignments, amendments, modificatiotions, revisions, renewals or extensions of the Senior Indebtedness promptly following notice to Maker.

                            [Signature Page Follows]


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                                            MAKER:

                                            FRESH AMERICA CORP.



                                            By:       /S/ Cheryl A. Taylor
                                               ---------------------------------
                                            Name:   Cheryl A. Taylor
                                            Title:  Chief Financial Officer

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